                                                                   EXHIBIT 10(m)

                      TRANSITION AND RETIREMENT AGREEMENT
                      -----------------------------------

          This TRANSITION AND RETIREMENT AGREEMENT (the "Agreement") is entered into as of the 3rd day of February, 2000, by and between JOHNS MANVILLE CORPORATION, a Delaware corporation (the "Company"), and CHARLES L. HENRY (the "Executive").

          WHEREAS, the Executive is currently employed by the Company as Chairman of the Company's Board of Directors ("Chairman"), President and Chief Executive Officer ("CEO") pursuant to an Employment Agreement dated as of September 9, 1996, as amended as of April 1, 1998, between the Company and the Executive (the "Employment Agreement"); and

          WHEREAS, Executive having decided to retire as Chairman, President and CEO, the Company and Executive desire to enter into the following agreement in settlement and cancellation, except as otherwise provided herein, of all existing and prior agreements between them (including the Employment Agreement) concerning Executive's employment by the Company; and

          WHEREAS, the Company desires to ensure a smooth transition of Executive's duties and responsibilities, to recognize Executive's outstanding leadership of the Company and to ensure Executive's continued contribution to the Company during the Transition Period and the Post-Transition Period (as such terms are hereinafter defined); and

          WHEREAS, the Executive is desirous of continuing to serve the Company during the Transition Period and the Post-Transition Period on the terms and conditions set forth herein;

          NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

          1.   TRANSITION AND POST-TRANSITION PERIODS. (a) The Company shall
               --------------------------------------
     continue to employ the Executive, and the Executive shall continue to serve the Company, as Chairman, President and CEO, subject to the terms and conditions set forth in this Agreement, for a period (the "Transition Period") commencing as of the date hereof (the "Effective Date") and ending on March 31, 2000 or such earlier date as the Executive's non-interim successor shall have taken office. Upon the end of the Transition Period, Executive shall step down as Chairman, President and CEO, as a director of the Company and as an officer and director of all of the subsidiaries and affiliates of the Company.

          (b) Without limiting Executive's duties and responsibilities as Chairman, President and CEO during the Transition Period, during the Transition Period and thereafter through July 31, 2000 (the "Post-Transition Period"), Executive shall reasonably cooperate with the Company with regard to management transition and succession (including, but not limited to, reasonably cooperating with the Company in the search for his successor as CEO and reasonably cooperating with such successor and the Company in the transition process). Any such services to be performed by Executive during the Post-Transition Period shall take into consideration Executive's other obligations and shall not involve unreasonable time or travel obligations on the part of the Executive. The Company shall reimburse Executive, in accordance with standard Company policy, for all expenses incurred by him in connection with performing such services, upon submission of appropriate documentation by Executive.

          2.   COMPENSATION DURING TRANSITION PERIOD.
               -------------------------------------

          (a)  Base Salary.  During the Transition Period, Executive shall
               -----------
     continue to receive Base Salary at an annual rate of $725,000 ("Base Salary"), which Base Salary shall be payable in accordance with the Company's regular payroll practice, as in effect from to time to time.

          (b)  1999 and 2000 Bonuses.
               ---------------------

                    (1) Executive shall be entitled to receive an annual bonus in respect of the Company's 1999 fiscal year (the "1999 Annual Bonus"), which 1999 Annual Bonus shall be determined and payable in accordance with the Company's 1999 Executive Incentive Compensation Plan and the Company's past practice thereunder, provided that any right of the Compensation Committee to reduce the amount due shall not apply.

                    (2) Unless Executive's employment is terminated for Cause (as defined in Section 7(c) of the Employment Agreement) or Executive voluntarily terminates his employment other than for Good Reason (as such term is defined in Section 3(b) hereof) prior to the end of the Transition Period, Executive shall be entitled to a pro rata bonus in respect of the Company's 2000 fiscal year (the "Pro Rata Bonus") under the Company's annual bonus plan for such year, based upon the portion of such year represented by the Transition Period. The Pro Rata bonus shall be based upon actual performance of the Company for its 2000 fiscal year, excluding, however, the effects of extraordinary items as determined by the Committee (as defined in Section 3(a)(5) hereof), and shall be paid at the time bonuses for such fiscal year would normally be paid in accordance with the Company's past practice.

          (c)  Other Benefits.  During the Transition Period, Executive shall
               --------------
     continue to participate in employee benefit plans maintained by the Company and its affiliates and shall continue to receive such fringe benefits and perquisites as he was receiving immediately prior to the Effective Date. Reasonable business expenses incurred by Executive during the Transition Period shall be reimbursed in accordance with Company policies.

          3.   COMPENSATION, ETC. FOLLOWING TRANSITION PERIOD OR UPON EARLIER
               --------------------------------------------------------------
     TERMINATION. Subject to Executive's compliance with Section 5 hereof, in
     -----------
     satisfaction of all amounts and benefits to which Executive is or may be entitled under the Employment Agreement or any compensation or benefit plan of the Company or any agreement thereunder with respect to Executive, Executive and the Company agree that:

          (a) Upon Executive's termination of employment at the end of the Transition Period:

               (1)  Accrued Benefits.  Executive shall be entitled to receive
                    ----------------
          his Base Salary, benefits and perquisites through the end of the Transition Period.

               (2)  Annual Bonuses.  Executive shall be entitled to receive the
                    --------------
          1999 Annual Bonus and the Pro Rata Bonus in accordance with Section 2(b) hereof.

               (3)  Equity Awards.
                    -------------

               (A)  Deferred Stock. All then outstanding shares of deferred
                    --------------
          stock which have not previously become vested shall be forfeited and canceled, except that, with respect to the grant to the Executive of 47,059 deferred shares scheduled to vest on December 31, 2000 (as reflected in the Deferred Stock Grant Agreement dated as of September 9, 1996, between the Company and Executive (the "Deferred Stock Agreement")), the termination of Executive's employment shall, subject to Executive's compliance with his obligations under Section 1 hereof, be treated as a "Protected Termination" within the meaning of Section 5(b) of the Deferred Stock Agreement, such that, as of the end of the Transition Period, one-twelfth of such deferred shares (or an aggregate of 3,922 deferred shares) shall vest for each whole or partial month subsequent to December 1999 during which the Transition Period remains in effect. The portion of such deferred shares which becomes so vested shall be payable in shares of common stock of the Company in accordance with the terms of the Deferred Stock Agreement.

               (B)  Stock Options.  For purposes of the various stock option
                    -------------
          agreements in effect between the Company and the Executive, the termination of Executive's employment at the end of the Transition Period shall, subject to Executive's compliance with his obligations under Section 1 hereof, be treated as a "Retirement," such that all outstanding stock options granted to Executive, to the extent fully vested and exercisable at the end of the Transition Period, shall remain exercisable until the first anniversary of the end of the Transition Period at which time such options shall expire and cease to be exercisable (or, in the event of Executive's failure to comply with such obligations, such options shall expire and cease to be exercisable three months following the end of the Transition Period, unless such failure is a basis for a termination for Cause, in which case such options shall expire and cease to be exercisable as of the date of Executive's termination of employment for Cause). All outstanding stock options granted to Executive, to the extent not fully vested and exercisable at the end of the Transition Period, shall be forfeited and canceled as of the end of the Transition Period. A schedule of vested and non-vested stock options, determined as of March 31, 2000, is annexed hereto as Exhibit A.

               (C)  Deferred Compensation Plan Shares.  For purposes of the
                    ---------------------------------
          Company's Deferred Compensation Plan (the "Deferred Compensation Plan"), the termination of Executive's employment at the end of the Transition Period shall be treated as a "Retirement", such that amounts credited, as of the end of the Transition Period, to Executive's Deferral Account under such Plan in the form of shares of common stock of the Company shall be treated as follows:

               (i) with respect to (X) an aggregate of 143,375.5798 shares credited to Executive's Deferral Account as of September 30, 1999, which are attributable to the deferral of Executive's variable incentive awards for the 1996-1998 fiscal years (the "Deferred Bonus Shares"), and (Y) 4,187.0659 shares credited to Executive's Deferral Account as of September 30, 1999, which represent "premium shares" attributable to the deferral of Executive's 1996 variable incentive award (the "1996 Premium Shares"), the Deferred Bonus Shares and the 1996 Premium Shares (together with any additional shares credited from October 1, 1999 through the end of the Transition Period which are attributable to the reinvestment of dividend equivalents with respect to the Deferred Bonus Shares and the 1996 Premium Shares) shall be delivered to Executive in accordance with the terms of the Deferred Compensation Plan and the Executive's outstanding elections thereunder;

               (ii) with respect to 8,402.3623 shares credited to Executive's Deferral Account as of September 30, 1999, which represent "premium shares" attributable to the deferral of Executive's 1997 variable incentive award (the "1997 Premium Shares"), the 1997 Premium Shares (together with any additional shares credited from October 1, 1999 through the end of the Transition Period which are attributable to the reinvestment of dividend equivalents with respect to the 1997 Premium Shares) shall, subject to Executive's compliance with his obligations under Section 1 hereof, become vested and nonforfeitable as of the end of the Transition Period and shall be delivered to Executive in accordance with the terms of the Deferred Compensation Plan and the Executive's outstanding elections thereunder;

               (iii) with respect to 8,916.9089 shares credited to Executive's Deferral Account as of September 30, 1999, which represent "premium shares" attributable to the deferral of Executive's 1998 variable incentive award (the "1998 Premium Shares"), the 1998 Premium Shares (together with any additional shares credited from October 1, 1999 through the end of the Transition Period which are attributable to the reinvestment of dividend equivalents with respect to the 1998 Premium Shares) shall be forfeited and canceled as of the end of the Transition Period.

          Executive shall not make any election under the Deferred Compensation Plan to reallocate any amounts credited to his Deferred Account thereunder to any alternative investment vehicle.

               (4)    Retirement Benefits.  The Retirement Benefit (as defined
                      -------------------
          in the Employment Agreement) to which Executive shall be entitled upon his termination of employment at the end of the Transition Period shall be the Retirement Benefit determined pursuant to Section 6(c) of the Employment Agreement. An estimate of such Retirement Benefit as of March 31, 2000 (based upon certain assumptions as to discount rates) is attached hereto as Exhibit B. The actual Retirement Benefit determined pursuant to said Section 6(c) (including the lump sum equivalent thereof determined pursuant to Section 6(d) of the Employment Agreement) shall be computed by William M. Mercer ("Mercer"), consultants to the Company, at the Company's expense, as of the end of the Transition Period in accordance with the methodology utilized in said Exhibit B, except that, in determining present values, Mercer shall utilize the discount rate in effect at January 31, 2000 (or such earlier date on which the Transition Period ends), as set forth in the footnote to said Exhibit B. Such calculation shall be performed by Mercer within ten days after the end of the Transition Period and shall be provided (with backup) to the Company and the Executive. So long as the appropriate discount rate has been utilized, such computation by Mercer shall be binding and conclusive on the parties hereto, except for mathematical errors. Executive's entitlement to the Retirement Benefit shall be subject to the provisions of Section 12(f)(ii) of the Employment Agreement. In accordance with Section 6(d) of the Employment Agreement, the amount of the Retirement Benefit hereunder shall be paid to Executive in a lump sum within five days after delivery of Mercer's final computation of the Retirement Benefit (but in no event prior to the effective date of the Release executed by the Executive, as contemplated by Section 5 hereof).

               (5)  Additional Payment.  Subject to Executive's compliance with
                    ------------------
          his obligations under Section 1 hereof and subject to the provisions of Section 12(f)(ii) of the Employment Agreement, the Company shall pay the Executive an aggregate amount equal to the excess of (1) the lump sum equivalent (determined pursuant to Section 6(d) of the Employment Agreement) of the Retirement Benefit which would have been payable under Section 6(b) of the Employment Agreement (calculated as of the end of the Transition Period as if Executive were entitled to such Retirement Benefit) over (2) the lump sum Retirement Benefit payable pursuant to Section 3(a)(4) hereof (such excess being hereinafter referred to as the "Payment"). An estimate of the Payment as of March 31, 2000 (based upon certain assumptions as to discount rates) is attached hereto as Exhibit C. The actual amount of the Payment shall be determined by Mercer, at the Company's expense, in accordance with the methodology utilized in said Exhibit C, except that, in determining present values, Mercer shall utilize the discount rate in effect at January 31, 2000 (or such earlier date on which the Transition Period ends), as set forth in the footnote to said Exhibit C. Such calculation shall be performed by Mercer within ten days after the end of the Transition Period and shall be provided (with backup) to the Company and the Executive. So long as the appropriate discount rate has been utilized, such computation by Mercer shall be binding and conclusive on the parties hereto, except for mathematical errors. The portion of the Payment in excess of one million dollars ($1,000,000) shall be paid to Executive in a lump sum within five days after delivery of Mercer's final computation of the Payment (but in no event prior to the effective date of the Release executed by the Executive, as contemplated by Section 5 hereof). The remaining one million dollars ($1,000,000), together with interest thereon from the end of the Transition Period to the date of payment at the rate announced by Bank of America as its "prime rate" as in effect at January 31, 2000 (or such earlier date on which the Transition Period ends) (the "Prime Rate") (such one million dollars plus interest being referred to as the "Holdback Amount"), shall be paid to Executive, as soon as practicable following the end of the Post-Transition Period, unless a two-person committee (the "Committee") of Company directors, consisting of Messrs. Ernest Drew and Michael Hammes (or, in the event of the death or incapacity or resignation of either or both of such individuals, another Company director or directors acceptable to the Executive), shall have theretofore determined in good faith that the Executive failed to perform his obligations under Section 1 of this Agreement or materially failed to comply with the provisions of
          Section 12(c)(i) of the Employment Agreement. Any determination of nonpayment by the Committee shall be delivered in writing by the Committee to the Company and the Executive within fifteen (15) days after such determination is made (but in no event later than fifteen
          (15) days after the end of the Post-Transition Period) and shall specify with detail the reasons therefor. If the Executive challenges the Committee's determination, resolution of the dispute shall be by arbitration in accordance with Section 13(g) of the Employment Agreement. In the event that, prior to the end of the Post-Transition Period, the Company (to which actions of any director shall be attributed for purposes of Section 12(c)(ii) of the Employment Agreement, without otherwise limiting the meaning of such Section) materially breaches its obligations under Section 12(c)(ii) of the Employment Agreement, then the Company shall immediately pay the Holdback Amount to the Executive and such amount shall no longer be subject to any further risk of forfeiture. Any assertion by the Executive of any such breach by the Company shall be delivered in writing by the Executive to the Company and the Committee within fifteen (15) days after Executive has actual knowledge of the event or events giving rise to such assertion and shall specify in detail the basis therefor. If the Company challenges Executive's assertion as provided in the prior sentence, resolution of the dispute shall be by arbitration in accordance with Section 13(g) of the Employment Agreement, provided that, if Executive is successful in such arbitration, the Holdback Amount shall not be subject to forfeiture after the date of the Company's material breach of its obligations under Section 12(c)(ii) of Employment Agreement and the Holdback Amount shall become payable only after determination of the arbitrator (or, if earlier and the Executive otherwise qualifies to receive the Holdback Amount, promptly following the end of the Post-Transition Period).

               (6)  No Rights to Severance, etc.  Executive shall have no right
                    ----------------------------
          to receive (and the Company shall be under no obligation to pay) any severance, separation pay, salary continuation or similar benefits (including, but not limited to, the severance benefits set forth in Section 7(d)(i) of the Employment Agreement), nor shall Executive be entitled to receive (nor shall the Company be under any obligation to provide) any of the benefits contemplated by Sections 7(d)(ii), 7(d)(iii) or 7(d)(v) of the Employment Agreement.

          (b) In the event that, prior to the end of the Transition Period, Executive's employment is terminated by the Company for Cause (as defined in Section 7(c) of the Employment Agreement), or Executive voluntarily terminates his employment (other than for Good Reason, as defined in Section 7(e) of the Employment Agreement, except that (1) the actions contemplated by Section 1(a) hereof shall not constitute Good Reason) and
     (2) any claim by the Executive that Good Reason exists shall be based solely on acts or omissions occurring on or after the Effective Date), Executive's rights shall be limited to (1) his receipt of Base Salary, benefits and perquisites to the date of termination, (2) payment of the Retirement Benefit determined as of the date of termination pursuant to Sections 6(c) and 6(d) of the Employment Agreement, (3) treatment of Executive's vested and exercisable stock options in accordance with the parenthetical language in Section 3(a)(3)(B) hereof, and (4) such other payments and benefits as are determined in accordance with the terms of the applicable agreements (other than the Employment Agreement), plans, policies and practices of the Company.

          (c) In the event that prior to the end of the Transition Period, Executive dies while in the employ of the Company, Executive's employment is terminated by the Company without Cause, or Executive voluntarily terminates his employment for Good Reason (as defined in paragraph (b) above), Executive shall be treated as if he had remained in employment until March 31, 2000, and the rights of Executive (or, in the event of his death, his beneficiary or estate) shall be as set forth in Section 3(a) above.

          (d) Notwithstanding the preceding paragraphs (a) through (c) of this Section, in the event that, prior to the end of the Transition Period and while Executive is (or is deemed to be) in the employ of the Company, (1) a Change in Control (as defined in Section 8(g) of the Employment Agreement) shall occur or (2) a definitive agreement (a "Change in Control Agreement") is entered into by the Company consummation of the transaction contemplated by which would constitute a Change in Control, then (A) as of the date of such Change in Control (but in the case of a Change in Control described in clause (i) of Section 8(g) of the Employment Agreement which results from determining beneficial ownership without regard to the sixty day period referred to in Rule 13d-3 under the Securities Exchange Act of 1934 (a "Special Change in Control"), as of the date of consummation of the transaction contemplated by such Special Change in Control) but in any event not later than March 31, 2000, Executive's employment shall be deemed to have terminated under circumstances entitling him to the payments and benefits set forth in Section 8(d) (and, if applicable, Section 9(b) of the Employment Agreement, (B) Executive shall have no further obligations under
     Section 1 hereof after consummation of such Change in Control (or, in the event of a Special Change in Control or in the event of the Company enters into a Change in Control Agreement, after consummation of the transaction contemplated by such Special Change in Control or Change in Control Agreement), and (C) in lieu of the payments and benefits otherwise provided under this Agreement and subject to the succeeding provisions of this paragraph, Executive's rights shall be limited to receipt of the payments and benefits set forth in said Section 8(d) (and, if applicable, Section 9(b), provided, however, that in the event of a Special Change in Control
           --------  -------
     or in the event the Company enters into a Change in Control Agreement, the Company's obligation to make or provide the foregoing payments and benefits shall apply only upon consummation of the transaction contemplated by the Special Change in Control or Change in Control Agreement (as the case may be) and in the event such transaction is abandoned or not otherwise consummated for any reason, then this paragraph (d) shall not apply and Executive's rights shall be determined pursuant to paragraph (a), (b) or
     (c) of this Section 3, whichever paragraph is applicable. Notwithstanding the foregoing, pending consummation of any such transaction, the amounts and benefits to which Executive is otherwise entitled under paragraph (a),
     (b) or (c) of this Section 3 shall be paid or provided in accordance with the provisions of the applicable paragraph (and Executive shall be under no obligation to return any such amounts or benefits received to which he is otherwise entitled), subject to supplemental amounts and benefits being paid or provided by the Company under Sections 8(d) and 9(b) of the Employment Agreement upon consummation of such transaction, it being understood, however, that the Company shall be under no obligation to make payments or provide benefits under said Section 8(d) or 9(b) to the extent such payments or benefits are duplicative of payments or benefits theretofore made or provided to Executive hereunder. Further, nothing herein shall limit Executive's rights which arise under any Company plan or grant upon the occurrence of a Change in Control prior to the end of the Transition Period while Executive is in the employ of the Company.

          (e) Executive shall not be deemed to have failed to comply with his obligations under Section 1 hereof, nor shall Executive be deemed to have voluntarily terminated his employment, solely by reason of Executive being unable to perform any obligations hereunder as a result of mental or physical incapacity. Further, such inability shall not serve as the basis for a termination for Cause hereunder.

          (f) The Company may assert a violation by Executive of his obligations under Section 1 this Agreement only if such assertion has been approved by the Committee.

          4.   PUBLIC ANNOUNCEMENTS.  Executive and the Company shall cooperate
               --------------------
     with each other in the preparation and issuance of any press release or other public announcement pertaining to Executive's plans to retire.

          5.   RELEASE.  In connection with Executive's termination of
               -------
     Employment and as a condition to any payments or benefits hereunder, Executive or his personal or legal representative shall execute a Release, in the form of Exhibit D hereto.

          6.   SUCCESSORS.
               ----------

          (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's estate and legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          7.   APPLICATION OF CERTAIN PROVISIONS OF EMPLOYMENT AGREEMENT.  The
               ---------------------------------------------------------
     provisions of Sections 7(c), 7(e), 8(d), 8(g), 9, 10 and 12 (other than paragraph (e) thereof) of the Employment Agreement are incorporated herein by reference as if fully set forth herein. The parties further agree to submit all controversies, claims and matters of difference in any way related to this Agreement, other than the seeking of injunctive relief pursuant to Section 12(f) of the Employment Agreement as incorporated herein, to arbitration in accordance with the provisions of Section 13(g) of the Employment Agreement (which provisions are incorporated herein by reference as if fully set forth herein).

          8.   LEGAL FEES.  In the event of a dispute between Executive and the
               ----------
     Company with respect to any of Executive's rights under this Agreement, the Company shall reimburse Executive for any and all reasonable legal fees and related expenses incurred by him in connection with enforcing such rights, including the costs of arbitration, if and to the extent provided by the arbitral tribunal resolving such dispute, or if such dispute is resolved without arbitration, if Executive is successful in enforcing any material rights originally disputed by the Company. The Company shall pay Executive's reasonable legal fees (but not in excess of $30,000) incurred in connection with entering into this Agreement.

          9.   MISCELLANEOUS.
               -------------

          (a)  Governing Law.  This Agreement shall be governed by and construed
               -------------
     in accordance with the laws of the State of Colorado without reference to principles of conflict of laws.

          (b)  Entire Agreement.  Except to the extent the context otherwise
               ----------------
     requires or as otherwise provided herein, this Agreement shall supersede any and all existing employment, change-in-control or severance agreements between Executive and the Company or any of its affiliates (including, but not limited to, the Employment Agreement) and contains the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. ANY AMENDMENT HERETO SHALL BE IN WRITING AND SHALL NOT BE EFFECTIVE UNLESS AND UNTIL SIGNED BY EXECUTIVE AND THE CHAIRMAN OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY AND ATTESTED TO BY THE SECRETARY OF THE COMPANY.

          (c)  No Waiver. The failure of a party to insist upon strict adherence
               ---------
     to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          (d)  Severability. It is expressly understood and agreed that although
               ------------
     Executive and the Company consider the restrictions contained in this Agreement to be reasonable, if a final judicial determination is made by a tribunal of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such tribunal may determine or indicate to be enforceable. Alternatively, if any tribunal of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          (e)  Withholding Taxes.  The Company may withhold from any and all
               -----------------
     amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

          (f)  Counterparts.  This Agreement may be signed in several
               ------------
     counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          10.  SURVIVAL.  The respective rights of the parties and their
               --------
     successors and permitted assigns under the provisions of Sections 3, 7, 8 and 9 hereof (and the associated provisions of the Employment Agreement referred to therein or incorporated herein by reference) shall survive the expiration of the Transition Period to the extent necessary to give effect to such provisions.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                        JOHNS MANVILLE CORPORATION



ATTEST                                  By:  /s/ Todd Goodwin
                                           ----------------------------------
                                           Chairman: Compensation
                                             Committee

/s/ Dion Persson
-----------------------------
Corporate Secretary
                                        /s/ C. L. Henry
                                        ------------------------------------
                                        Executive

                                                                       Exhibit A
                                                                       ---------


                                 Stock Options
                                 -------------


             Grant Date                        Vesting Status at 3/31/2000
             ----------                        ---------------------------

1.  September 9, 1996
    -----------------

    .  Option for 519,500 shares at            .  fully vested
       exercise price of $10.625 per share

    .  Option for 346,330 shares at            .  fully vested
       exercise price of $13.281 per share


2.  December 10, 1988
    -----------------

    .  Option for 125,000 shares at            .  1/3 vested (41,667 shares);
       exercise price of $15.1875 per share       2/3 non-vested (83,333 shares)

                                                                       Exhibit B
                                                                       ---------

                         Estimated Retirement Benefit
                    Pursuant to Section 6(c) of Employment
                       Agreement (as of March 31, 2000)
                   ----------------------------------------

Target Benefit                                              $    932,740
DuPont Benefit                                                  (396,194)
                                                            ------------
Benefit Based on 79 months of Employment                    $    536,546
Completed Months of Employment                                        42
Reduction for Service Less than 79 Months                         53.165 %
Pro Rated Target Benefit                                    $ 285,254.68
Benefit Payable from
             Company Plans Commencing at Age 62               (54,455.04)
                                                            ------------

Annual Benefit Under Section 6(c)
             Commencing at age 62                           $ 230,799.64
                                                            ============

Estimated Present Value of Annual Benefit
             Under Section 6(c) [Interest @ 5.00%]*         $  2,790,866
                                                            ============

________________
* Actual Present Value to reflect the average of Moody's AAA 10-Year Municipal Bond Rates for the 13 weeks ending on the earlier of 1/31/2000 or the end of the Transition Period.

                                                                       Exhibit C
                                                                       ---------

                   Estimated Payment (as of March 31, 2000)
                   ----------------------------------------


Estimated Benefit Per Section 6(b) of
-------------------------------------
Employment Agreement
--------------------

Target Benefit                                    $    932,740
DuPont Benefit                                        (396,194)
                                                  ------------
Annual Benefit Payable by Company                 $ 536,546.00
Annual Benefit Payable from Company Plans
       Commencing at Age 62                         (54,455.04)
                                                  ------------
Annual Benefit Under Section 6(b) at Age 62       $ 482,090.96
Reduction for Commencement at Age 58.9194               84.597 %
Reduced Annual Benefit Under Section 6(b)
       Commencing at Age 58.9194                  $ 407,834.49
                                                  ============
Estimated Present Value of Reduced Annual
       Benefit Under Section 6(b)
       [Interest @ 5.00%]*                                        $  4,931,598

Estimated Present Value of Annual Benefit
-----------------------------------------
       Under Section 6(c) per Exhibit B*                            (2,790,866)
       ---------------------------------                          ------------

Estimated Payment                                                 $  2,140,732
-----------------                                                 ============

_________________
* Actual Present Values to reflect the average of Moody's AAA 10-year Municipal Bond Rates for the 13 weeks ending on the earlier of 1/31/2000 or the end of the Transition Period.

                                                                       Exhibit D
                                                                       ---------

                                    RELEASE
                                    -------

     (a) In consideration of the agreement by Johns Manville Corporation (the "Company") to make payment of the amounts contemplated by the Transition and Retirement Agreement dated as of February 3, 2000, between Charles L. Henry ("Executive") and the Company (the "Transition Agreement"), Executive hereby agrees to and does fully and completely release, discharge and waive any and all claims, complaints, causes of action, actions, suits, debts, sums of money, contracts, controversies, agreements, promises, or demands of whatever kind, in law or in equity, which he ever had, now has or which he, his heirs, executors or administrators may have against the Company and its subsidiaries, predecessors, affiliates, successors and assigns, and each and all of their officers and directors, in their capacities as such (collectively, the "Releasees"), by reason of any event, matter, cause or thing which has occurred to the date of execution of this Release. relating in any way to the Executive's employment relationship with the Company or to his termination thereof, whether for severance or based on statutory or common law claims for employment discrimination, wrongful discharge, breach of contract or any other theory, whether legal or equitable, or arising under any statute or regulation, including the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, and the Family Medical Leave Act of 1993, each as amended, or any other federal, state or local law, regulation, ordinance or common law.

     (b) Nothing herein shall be deemed to release (i) any of the Executive's rights under the Transition Agreement (including those rights under the Employment Agreement which survive under, or are incorporated in, the Transition Agreement (ii) any of the benefits that the Executive has accrued prior to the date this Release is executed by the Executive and to which Executive is entitled under the Company's various employee benefit plans, programs and policies or (iii) any rights to indemnification or to directors and officers liability insurance under the Certificates of Incorporation or By-laws or the Company or any affiliate or pursuant to the provisions of any plan or agreement.

     (c) The Executive represents that the Company has advised him to consult with an attorney of his choosing prior to signing this Release. The Executive further represents that he understands and agrees that he has the right to and has in fact reviewed this Release with an attorney of the Executive's choice. The Executive further represents that he understands and agrees that the Company is under no obligation to offer him this Release, that the Executive is under no obligation to consent to this Release, and that he has entered into this Release freely and voluntarily.

     (d) The Executive shall have twenty-one (21) days to consider this Release and once he has signed this Release, the Executive shall have seven (7) additional days from the date of execution to revoke his consent to this Release. Any such revocation shall be made by delivering written notification to the Company and upon such revocation, the Executive shall immediately repay to the Company any amounts theretofore paid to him pursuant to the Transition Agreement and shall have no further right to receive any amounts or benefits pursuant to the Transition Agreement. Unless previously revoked, this Release shall become effective as of the eighth (8th) day after the date the Executive signs this Release.

          IN WITNESS WHEREOF, the Executive has executed this Release as of the ___ of ____________________, 2000.


                                                  ______________________________
                                                            Executive